UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

TRANS-LUX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2257	13-1394750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th Street, 14th Floor, New York, NY                                                              10022

(Address of principal executive offices)                                                                     (zip code)

Registrant’s telephone number, including area code: (800) 243-5544

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 11, 2018, Trans-Lux Corporation (the “Company”) entered into that certain Subordinated Secured Promissory Note (the “First SM Note”) with SM Investors, L.P. (“SMI”), pursuant to which the Company has borrowed $330,000 from SMI at an initial interest rate of 10.00%.  The maturity date of the note is the earlier of June 11, 2020 or the Company’s completion of an additional financing package of at least $1 million.

On June 11, 2018, the Company entered into that certain Subordinated Secured Promissory Note (the “Second SM Note”) with SM Investors II, L.P. (“SMII”), pursuant to which the Company has borrowed $670,000 from SMI at an initial interest rate of 10.00%.  The maturity date of the note is the earlier of June 11, 2020 or the Company’s completion of an additional financing package of at least $1 million.

In connection with the First SM Note and the Second SM Note, the Company and its wholly-owned subsidiaries Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation, as borrowers, entered into a Waiver, Consent and Ninth Amendment to the Credit and Security Agreement (“Ninth Amendment”), dated as of June 11, 2018, with CNH Finance Fund I, L.P. as lender (“CNH”), to provide for certain amendments to that certain Credit and Security Agreement with CNH, dated July 12, 2016, to allow for the Company’s entry into the First SM Note with SMI and the Second SM Note with SMII and the security interests granted to SMI and SMII thereunder.

The Company, SMI, SMII and CNH also entered into a Subordination and Intercreditor Agreement (the “SIA”), dated as of June 11, 2018, setting forth CNH’s senior lien position to all collateral of the Company, and the rights of each of CNH, SMI and SMII with respect to the collateral of the Company.  The SIA allows the Company to make payments to SMI and SMII as long as the Company is not in default on the Credit and Security Agreement with CNH.

The foregoing description of the First SM Note, the Second SM Note, the Ninth Amendment and the SIA is included to provide information regarding their terms.  It does not purport to be a complete description and is qualified in its entirety by reference to the full text of the First SM Note, the Second SM Note, the Ninth Amendment and the SIA, each of which are filed as exhibits hereto and are incorporated herein by reference.

Item 3.02   Unregistered Sale of Equity Securities

In connection with the First SM Note and the Second SM Note, the Company issued warrants to SMI & SMII to purchase an aggregate of 250,000 shares of the Company’s Common Stock at an exercise price of $0.01 per share.  The warrants expire on June 11, 2021.  The Company, SMI and SMII are in the process of finalizing the documentation of the warrants.  The issuance of the warrants was completed in accordance with the exemption provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Subordinated Secured Promissory Note between Trans-Lux Corporation and SM Investors, L.P. dated as of June 11, 2018.
Exhibit 10.2	Subordinated Secured Promissory Note between Trans-Lux Corporation and SM Investors II, L.P. dated as of June 11, 2018.
Exhibit 10.3

Waiver, Consent and Ninth Amendment to Credit and Security Agreement, dated as of June 11, 2018, by and among CNH Finance Fund I, L.P., Trans-Lux Corporation, Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation.

Exhibit 10.4	Subordination and Intercreditor Agreement, dated as of June 11, 2018, by and between CNH Finance Fund I, L.P., SM Investors, L.P. and SM Investors II, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2018	TRANS-LUX CORPORATION

	By:	/s/ Todd Dupee
		Name:	Todd Dupee
		Title:	Interim Chief Accounting Officer, Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Subordinated Secured Promissory Note between Trans-Lux Corporation and SM Investors, L.P. dated as of June 11, 2018.
Exhibit 10.2	Subordinated Secured Promissory Note between Trans-Lux Corporation and SM Investors II, L.P. dated as of June 11, 2018.
Exhibit 10.3

Waiver, Consent and Ninth Amendment to Credit and Security Agreement, dated as of June 11, 2018, by and among CNH Finance Fund I, L.P., Trans-Lux Corporation, Trans-Lux Display Corporation, Trans-Lux Midwest Corporation and Trans-Lux Energy Corporation.

Exhibit 10.4	Subordination and Intercreditor Agreement, dated as of June 11, 2018, by and between CNH Finance Fund I, L.P., SM Investors, L.P. and SM Investors II, L.P.

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